CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to Registration Statement on Form F-3 of Snow Lake Resources Ltd. of our report dated October 31, 2022 relating to the financial statements of Snow Lake Resources Ltd. for the year ended June 30, 2022 and 2021 and to all references to our firm included in this Registration Statement.

July 27, 2023

/s/ De Visser Gray LLP

De Visser Gray LLP

CHARTERED PROFESSIONAL ACCOUNTANTS